AMENDMENT TO FORBEARANCE AGREEMENT

This Amendment to Forbearance Agreement is made and entered into effective this 5th day of June, 2013, by and between United Bank, Inc., a West Virginia banking corporation, party of the first part, hereinafter called “Lender”, Energy Services of America Corporation, a Delaware corporation, party of the second part, hereinafter called “Company” or “Borrower”, and C.J. Hughes Construction Company, Inc., a West Virginia corporation, Contractors Rental Corporation, a West Virginia corporation, Nitro Electric Company, Inc., a West Virginia corporation, and S.T. Pipeline, Inc., a West Virginia corporation, parties of the third part, hereinafter called “Guarantors”, the Company and Guarantors sometimes hereinafter collectively called “Obligors”.

RECITALS

A. Lender has extended two credit facilities in favor of Borrower, the first, an Eighteen Million Dollar ($18,000,000) revolving line of credit (“RLOC”) all of which is set forth in a Loan Agreement dated July 27, 2011 (“RLOC Loan Agreement”) as amended by Agreements dated January 31, 2012, May 10, 2012 and July 25, 2012 and evidenced by a note dated July 27, 2011 (“RLOC Note”), and the second, an Eleven Million Three Hundred Thousand Dollars ($11,300,000) term loan (“Term Loan”), all of which is set forth in a Loan Agreement dated July 27, 2011 (“Term Loan Agreement”) as amended by Agreements dated January 31, 2012, May 10, 2012 and July 25, 2012 and evidenced by a note dated July 27, 2011 (“Term Note”).  The RLOC Note and the Term Note are hereinafter referred to as the “Notes”.  The RLOC Loan and the Term Loan are hereinafter referred to as the “Indebtedness”.

B. The parties have previously executed a Forbearance Agreement dated May 3, 2013.

C. Paragraph 6(e)(5) of the Forbearance Agreement required ESA to have raised not less than Six Million Dollars in equity with One Million of the funds to be used to reduce the principal balance of the Indebtedness.

D. Obligors have requested Lender to change the period of time in which to raise the funds and make the principal payment to June 15, 2013 and Lender by this Agreement has agreed to do so.

E. Capitalized terms used herein which are not otherwise defined in this Agreement shall have the meaning set forth for them in the Loan Documents.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

1. Paragraph 6(e)(5) of the Forbearance Agreement shall be amended by substituting June 15, 2013 in the place and stead of May 31, 2013.

2. Other Terms and Conditions.  All other terms and conditions of the Forbearance Agreement shall remain the same.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Forbearance Agreement to be duly executed by their authorized officers as of the date first written above.

LENDER:

United Bank, Inc.
a West Virginia corporation

By:	/s/ Troy LeMaster
Name:	Troy LeMaster
Title:	Vice President

                       BORROWER:

Energy Services of America Corporation
a Delaware corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chief Executive Officer

GUARANTORS:

C. J. Hughes Construction Company, Inc.
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	President

Contractors Rental Corporation
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	President

Nitro Electric Company, Inc.
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chairman

S.T. Pipeline, Inc.
a West Virginia corporation

By:	/s/ Doug Reynolds
Name:	Doug Reynolds
Title:	Chairman